CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                   EXHIBIT 10.13

                         License and Development Agreement
                            between Ask Jeeves, Inc. and
                            Compaq Computer Corporation

This License and Development Agreement (the "Agreement") is made as of March 29, 1999 (the "Effective Date") by and between ASK JEEVES, INC., a California corporation, with its principal place of business at 918 Parker Street, Berkeley, CA 94710 ("Ask Jeeves") and COMPAQ COMPUTER CORPORATION, a Delaware corporation, with its principal place of business at 20555 SH 249, Houston TX 77070 ("Customer") on behalf of its worldwide divisions, affiliates and subsidiaries.

                                      RECITALS

A. Ask Jeeves is in the business of developing, marketing and licensing on-line natural language question answering products and services, including a software product known as the Question Processing Engine ("QPE"). The services Ask Jeeves provides include the creation and maintenance of customized knowledgebases to be used in conjunction with the QPE. The knowledgebases and the QPE when used together allow end users to access online information using the Ask Jeeves' question and answer format.

B. Customer manufactures and sells personal computers and related products and services. Customer has created and maintains a website on the Internet related to Customer's computer products located at www.Compaq.com (the "Customer Site").

C. Customer desires to license the QPE and have Ask Jeeves develop customized knowledgebases (the "Knowledgebases") that will allow visitors to the Customer Site to navigate portions of the Customer Site through the use of natural language questions.

D. Ask Jeeves desires to license the QPE to Customer and develop and maintain the Knowledgebases on the terms set forth in this Agreement.

                                     AGREEMENT

     THEREFORE, the parties agree as follows:

1.   SCOPE OF WORK.

     a. KNOWLEDGEBASE CREATION SERVICES. Ask Jeeves agrees to create the Knowledgebases as more specifically described in Exhibits Al, A2 and A3 (and any further additions or amendments to Exhibit A) according to the schedules also set forth in Exhibit Al, A2 and A3.

     b. KNOWLEDGEBASE MAINTENANCE AND UPDATE SERVICES. Ask Jeeves agrees to maintain and update the Knowledgebases as the content of the Customer Site changes, as specified in Exhibit B. The maintenance and updates will be done on an ongoing basis to promptly reflect changes in or additions to the Customer Site. Customer agrees to provide Ask Jeeves with a minimum of [*] advance notice of changes to the Customer Site to allow Ask Jeeves to update the Knowledgebases. Ask Jeeves' obligation to maintain and update each of the Knowledgebases is [*] set forth in the Exhibit A that describes the scope of work for that Knowledgebase (the "Monthly Maintenance Obligations"). In the

[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          event Customer requires maintenance and update services beyond the Monthly Maintenance Obligations, Ask Jeeves will provide those services [*].

     c. QPE Support and Upgrades. Ask Jeeves agrees to provide Customer technical support as described in Exhibit E and bug fixes, upgrades and updates to the QPE, including major and minor releases, as such may be released from time to time. Ask Jeeves agrees to [*] to be provided under this Agreement.

2. TECHNICAL REQUIREMENTS. The QPE and the Knowledgebases will operate in the software environment described in Exhibit C.

3.   OWNERSHIP OF KNOWLEDGEBASES; EXCLUSIVITY.

     a. OWNERSHIP. The Knowledgebases will be the property of Ask Jeeves and will be licensed to Customer under the terms of the license set forth in Section 4, below. However, to the extent the Knowledgebases contain any proprietary or confidential information of Customer, such information will belong to Customer ("Customer Information"). Ask Jeeves will treat the Customer Information used in the Knowledgebases as Confidential Information of Customer, subject to the provisions of
          Section 16, below.

     b. EXCLUSIVITY. Ask Jeeves agrees that for [*] after the Effective Date it will not deliver to [*], a [*] system.

4.   LICENSE.

     a. GRANT. Upon receipt of the fees set forth in Section 5, below, and subject to the terms and conditions of this Agreement, Ask Jeeves grants Customer a [*], fully-paid, nontransferable, non-sublicensable, worldwide license for the term of this Agreement (including any extensions) in the QPE, the Knowledgebases and any and all related materials, including, without limitation, documentation, trademarks, and logos (the "Licensed Products") solely for purposes set forth in this Agreement.

     b. LICENSE RESTRICTIONS. Except as specifically granted in this Agreement, Ask Jeeves owns and retains all right, title and interest in the Licensed Products and any and all related materials. This Agreement does not transfer ownership rights of any description in the Licensed Products to Customer or any third party. Customer agrees not to modify, reverse engineer or decompile the Licensed Products or create derivative works based on them. Customer agrees to retain all copyright and trademark notices on the Licensed Products and to take other steps necessary to protect Ask Jeeves' intellectual property rights.

5. FEES AND PAYMENT. As consideration for the licenses granted and the services rendered under this Agreement, Customer agrees to pay Ask Jeeves as follows:

     a. PROFESSIONAL SERVICES FEE. Customer agrees to pay Ask Jeeves the following professional services fees for the creation of the Knowledgebases (the "Knowledgebase Creation Fees"):

          [*]                                         [*]

          [*]                                         [*]

          [*]                                         [*]

          The Knowledgebase Creation Fees will be invoiced [*] upon execution of this Agreement and the [*] on the [*] for each of the Knowledgebases. For purposes of this Agreement the [*] is defined as the date on which [*].


[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                          2.

     b. KNOWLEDGEBASE MAINTENANCE FEE. Customer agrees to pay Ask Jeeves for maintenance of the Knowledgebases (the "Knowledgebase Maintenance Fees") as follows:


          Project                                      Monthly Fee

          [*]                                                  [*]

          [*]                                                  [*]

          [*]                                                  [*]

          The Knowledgebase Maintenance Fee for each of the Knowledgebases will be [*] beginning on the Release Date for each of the Knowledgebases. If the Release Date for each Knowledgebase is a day other than the [*], the Maintenance Fee will be [*]. The Knowledgebase Maintenance Fee for the [*].

     c. USAGE FEE. Customer agrees to pay Ask Jeeves a [*], as defined below. Each Answer provided in excess of [*], provided, however, that the [*]. Customer [*]. An "Answer" occurs when (a) an end user of the Licensed Products selects a matching question presented to the user in response to a user's query or (b) an alternative mechanism by which an end user is taken to an answer to his or her query on the Customer Site. The Yearly Usage Fees will be paid [*]. The [*], if any, will be [*].

     d. TRAVEL AND OUT OF POCKET EXPENSES. Customer agrees to reimburse Ask Jeeves for all travel expenses and out of pocket expenses at cost, which will not exceed Compaq's Standard Travel Guidelines attached as Exhibit D to this Agreement.

     e. PAYMENT. For all invoices hereunder, payment is due [*] from invoice date.

     f. TAXES. [*] will also [*] reserves the right to promptly pay all taxes due directly to the applicable taxing authorities under [*] Direct Pay Tax Permit.

     g. PROFESSIONAL SERVICES. In the event Customer requests that Ask Jeeves perform consulting, engineering, Knowledgebase creation or other professional services that are beyond the scope of work described in this Agreement, Customer agrees to pay Ask Jeeves for such professional services in accordance with the applicable scope-of-work at Ask Jeeves' customary rates, which, as of the date of this Agreement, are as follows:

          [*]                                    [*]
          [*]                                    [*]
          [*]                                    [*]

          Ask Jeeves agrees that for the term of this Agreement (including any extensions) the maximum professional services fees it will charge will be [*].

6.   AUDIT RIGHTS.  Each party agrees that it will keep, for a minimum of two
     (2) years, proper records and books of account relating to its activities under this Agreement. Once every [*], either party may inspect the records of the other party to verify reports provided to the other, each party's compliance with its obligations under this Agreement and/or payment amounts. Any such inspection will be conducted in a manner that does not unreasonably interfere with the inspected party's business activities.
     Such inspection shall be performed by an independent accounting firm chosen and compensated by the requesting party, for purposes of audit. Such accounting firm shall be required to sign an agreement protecting the party's confidential information and shall be authorized to report only the amounts due and payable for the period requested. The inspected party shall [*]


[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                          3.

     disclosed by the audit. Such inspection shall be at the [*] expense; however, if the audit reveals overdue payments [*] of the payments owed to date, the [*] shall immediately pay the cost of such audit, and the inspecting party may conduct another audit during the [*]. Each party shall, upon written request, during normal business hours, in accordance with Customer's standard security requirements, but not more frequently than once each calendar year, provide access to such accounting records.

7. CUSTOMER LIAISON. Customer agrees to [*] to act as liaison with Ask Jeeves for the installation, and technical implementation and support of the QPE and the Knowledgebases. With respect to the maintenance of the Knowledgebases, Customer, [*]. Customer further agrees to comply with [*].

8. ASK JEEVES ANSWER NETWORK. Upon future, separate mutual agreement of the parties, the Knowledgebases may be included in the Ask Jeeves Answer Network, allowing users at another website access to the publicly available, non-confidential portions of the Knowledgebases and vice-versa.

9.   TERM AND TERMINATION.

     a. TERM. This Agreement and the licenses granted under this Agreement become effective as of the Effective Date and, unless sooner terminated as set forth in Section 9.b, below, shall continue in effect for a period of twelve (12) months from the Release Date (the "Initial Term"). Upon expiration of the Initial Term, this Agreement will automatically renew for additional twelve-month terms (the "Renewal Terms") on the terms and conditions set forth in this Agreement or such other terms and conditions as the parties may agree to in writing. Ask Jeeves agrees to notify Customer in writing not less than [*] prior to expiration of the Initial Term or any Renewal Term of the termination date for that term (the "Expiration Notice"). In the event that Ask Jeeves fails to provide Customer the Expiration Notice, this Agreement will terminate upon the expiration of the term to which it applies.

     b. TERMINATION. Either party, as applicable, has the right, in addition and without prejudice to any other rights or remedies, to terminate this Agreement as follows:

          (1) By either party for convenience upon [*] written notice to the other party, given not more than [*] prior to the expiration of the Initial Term or not more than [*] prior to the expiration of any quarter during a Renewal Term.

          (2) By Ask Jeeves, upon [*] written notice, if Customer fails to pay the amounts due to Ask Jeeves pursuant to this Agreement;

          (3) By either party for any material breach of this Agreement, other than the failure to make payments under Section 5, that is not cured within [*] of receipt by the party in default of a written notice specifying the breach and requiring its cure;

          (4)  By either party, immediately upon receiving written notice, if
               (a) all or a substantial portion of the assets of the other party are transferred to an assignee for the benefit of creditors, or to a receiver or a trustee in bankruptcy, (b) a proceeding is commenced by or against the other party for relief under bankruptcy or similar laws and such proceeding is not dismissed within sixty (60) days, or (c) the other party is adjudged bankrupt.

     c. RIGHTS ON TERMINATION. On termination, (a) all licenses granted to Customer under this Agreement cease and Customer agrees to promptly cease all use and reproduction of the Licensed Products; and (b) Customer will promptly return all copies the Licensed Products to Ask Jeeves or destroy all copies in its possession. Ask Jeeves has and reserves all rights and remedies that it has by operation of law or otherwise to enjoin the unlawful or unauthorized use of the Licensed Products as long as Ask Jeeves can meet the legal requirements therefor. Customer reserves the right to terminate Maintenance and Support

[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                          4.

          Services without terminating the right to continue use of the licenses granted in the state at the time of termination.

     d. SURVIVAL FOLLOWING TERMINATION. 3, 5, 7, 9, 10, 11, 12, 13, 14, 15, 16 and 18 will survive termination or expiration of this Agreement. In addition, provisions of the Agreement which, by their nature, are intended to survive its termination or expiration, shall survive its termination or expiration.

10. INFRINGEMENT INDEMNITY BY ASK JEEVES. Ask Jeeves indemnifies, defends and holds Customer harmless from and against any claims, actions or demands alleging that all or any of the Licensed Products infringe any patent, copyright, trademark, or other intellectual property right of a third party. If use of any or all of the Licensed Products is permanently enjoined for any reason, Ask Jeeves, at Ask Jeeves' option, and in its sole discretion, may (a) modify the Licensed Products so as to avoid infringement without the loss of functionality; (b) procure the right for Customer to continue to use the Licensed Products; or (c) terminate this Agreement and refund to Customer all fees paid. Ask Jeeves shall have no obligation under this Section 10 for or with respect to claims, actions or demands alleging infringement that arise as a result of (a) the combination of noninfringing items supplied by Ask Jeeves with any items not supplied by Ask Jeeves, unless prior approved by Ask Jeeves, (b) modification of the Licensed Products by Customer, unless prior approved by Ask Jeeves, or (c) continued allegedly infringing activity by Customer after Customer has been notified of possible infringement, unless approved in advance by Ask Jeeves.

11. CUSTOMER DISCLAIMER AND INDEMNITY AS TO CONTENT. Ask Jeeves assumes no responsibility for the content of the Customer Site, and Customer agrees to indemnify, defend and hold Ask Jeeves harmless from and against any claims, actions or demands alleging that Ask Jeeves has any liability to any third party arising from the third party's use of the Customer Site.

12.  WARRANTIES.

     a. PRODUCT WARRANTY. Ask Jeeves warrants that (a) it holds the necessary rights to provide the services set forth in this Agreement; (b) the media containing the Licensed Products will be free from defects for a period of [*] from the date of delivery to Customer, provided that this warranty does not cover defects due to Customer's misuse of the media; (c) [*], and (d) the Licensed Products will perform substantially in accordance with Ask Jeeves published documentation.

     b. YEAR 2000 WARRANTY. Ask Jeeves warrants, at no additional cost to Customer and until March 31, 2001, the following under this Agreement:

               (i) That the Licensed Products will accurately process, calculate, compare and sequence date and time data from, into and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with Ask Jeeves supplied documentation. As used herein, the term accurately shall mean in accordance with industry standard conventions with respect to the environment in which the Licensed Products are operating;

               (ii) That the Licensed Products will accurately handle dates utilizing the International Standards Organization (ISO) 8601 standard formats, including YYYY-MM-DD; and

               (iii) That any licensing keys contained in the Licensed Products will not expire or cause the Licensed Products to perform at less than full function due to the Software not performing as set out herein.

               Customer's sole and exclusive remedy for Ask Jeeves' breach of this warranty shall be either repair or replacement of the non-compliant Licensed Product(s). Ask Jeeves agrees to use all reasonable commercial efforts to complete such repair or replacement within sixty (60) days of


[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                          5.

               receiving written notice from Customer of the non-compliant Licensed Product(s). This warranty shall not be construed to limit any rights or remedies that Customer may otherwise have under this Agreement with respect to defects other than Year 2000 performance.

13. DISCLAIMER. THE WARRANTIES SET FORTH IN SECTION 12, ABOVE, ARE IN LIEU OF, AND THIS AGREEMENT EXPRESSLY EXCLUDES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING, WITHOUT LIMITATION, (a) ANY WARRANTY THAT THE LICENSED PRODUCTS ARE ERROR-FREE OR COMPATIBLE WITH ALL EQUIPMENT AND SOFTWARE CONFIGURATIONS (b) ANY AND ALL WARRANTIES OF MERCHANTABILITY; AND (c) ANY AND ALL WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE.

14.  LIMITATION OF LIABILITY.  EXCEPT AS TO ITS INDEMNITY OBLIGATIONS UNDER
     SECTION 10, ABOVE, ASK JEEVES IS NOT LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING THE LOSS OF PROFITS, REVENUE, DATA, OR USE OR COST OF PROCUREMENT OF SUBSTITUTE GOODS INCURRED BY CUSTOMER OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF ASK JEEVES OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ASK JEEVES' LIABILITY FOR DAMAGES UNDER THIS AGREEMENT SHALL NOT UNDER ANY CIRCUMSTANCES EXCEED THE GREATER OF THE AMOUNTS ACTUALLY PAID BY CUSTOMER TO ASK JEEVES OR ONE MILLION DOLLARS ($1,000,000.00) (NET OF TRAVEL AND OUT OF POCKET COSTS) UNDER THIS AGREEMENT.

15. EXPORT CONTROLS. Customer agrees to comply with and be responsible for understanding any and all export regulations and rules now in effect or that may be issued from time to time by the Office of Export Administration of the United States Department of Commerce or any other governmental authority that has jurisdiction relating to export laws. Customer agrees to comply fully and strictly with the export controls and laws of any country in which it does, or intends to do, business. Ask Jeeves agrees to provide Customer with sufficient technical information concerning the Licensed Products so that Customer may make application for a U. S. export license and Ask Jeeves agrees to assign any existing Ask Jeeves obtained export license for Customer's use in exporting the Licensed Products.

16. CONFIDENTIALITY. All disclosures of proprietary and confidential information in connection with this Agreement or the transaction contemplated by this Agreement are governed by the terms of the Corporate Non Disclosure Agreement previously executed by the parties, a copy of which is attached as Exhibit F to this Agreement.

17.  PUBLICITY.

     a. PRESS RELEASES AND ANNOUNCEMENTS. Ask Jeeves and Customer agree that upon the execution of this Agreement, Customer and Ask Jeeves will issue a joint press release, with text mutually agreed to by the parties. Thereafter, neither party shall use the name(s), trademark(s), tradename(s) or logo(s), whether or not registered, of the other party in publicity releases without securing the prior written approval of the other party; provided, however, that (i) Ask Jeeves may use Customer's name in its customer list; and (ii) each party may use specific information previously approved for public release by the other, without further approval. Each party agrees not to disclose to any third party the terms of this Agreement.

     b.   OTHER PUBLICITY.  Beginning on the Release Date, Customer agrees to
          (a) mention Ask Jeeves in directly related press releases; (b) consider including mentions of Ask Jeeves in relevant promotions and advertisements and, if requested to do so by Ask Jeeves, not to unreasonably withhold consent; and (c) prominently display the "Powered by Ask Jeeves" logo on the question confirmation page, with a link from such logo to the corporate systems information page on the Ask Jeeves website.

18.  GENERAL PROVISIONS.


[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                          6.

     a. ASSIGNMENT. Neither party may assign, sublicense or transfer its rights or delegate its obligation under this Agreement without the other party's prior written consent, which will not be unreasonably withheld. This Agreement is binding on the successors and assigns of the parties to the Agreement.

     b. WAIVER AND SEVERABILITY. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or of the right of the party to thereafter enforce that or any other provision. In case any provision of this Agreement is held to be invalid, unenforceable or illegal, the provision will be severed from this Agreement and such invalidity, unenforceability or illegality will not affect any other provision of the Agreement.

     c. RELATIONSHIP OF THE PARTIES. Ask Jeeves' relationship to Customer is that of an independent contractor. Nothing in this Agreement shall be deemed to create an employer/employee, principal/agent or joint venture relationship. Neither party shall have the authority to enter into any contract on behalf of the other party without that party's express written consent.

     d. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     e. ENTIRE AGREEMENT. This Agreement, along with the exhibits attached and referenced in this Agreement, constitutes the final and complete understanding between the parties and replaces and supercedes all previous oral or written agreements, understandings or arrangements between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended or modified except in a writing duly executed by both parties.

     f. EXHIBITS. The following exhibits are attached to the Agreement and incorporated by reference:

          Exhibit A            Knowledgebase Creation Services
          Exhibit B            Knowledgebase Maintenance and Update
                               Services
          Exhibit C            Required Software Environment
          Exhibit D            Compaq Standard Travel Guidelines
          Exhibit E            Technical Support Guidelines
          Exhibit F            Mutual Non-Disclosure Agreement

     g. NOTICES. Except as otherwise provided in this Agreement, notices required to be given pursuant to this Agreement shall be effective when received and shall be sufficient if given in writing and (a) hand-delivered, (b) sent by facsimile with confirmation of receipt,
          (c) sent by First Class Mail, return receipt requested and postage pre-paid, or (d) sent by overnight courier service and addressed as follows:

          To Ask Jeeves:     Ask Jeeves, Inc.
                             918 Parker Street
                             Berkeley, CA 94710
                             Attn: General Counsel
                             Telephone: (510) 649-8685
                             Fax: (510) 649-8633


          To Customer:       Compaq Computer Corporation
                             20555 S. H. 249
                             Houston, TX 77070
                             Attn: Legal Dept.  110701
                             And


[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                          7.

                             Compaq Computer Corporation
                             20555 S. H. 249 MC060308
                             Houston, TX 77070
                             Attn: Cora Nell Worthy-Blumberg
                             Sr.  Commodity Manager,
                             Corp.  Software Procurement
                             Ph: 281-514-0961


     IN WITNESS WHEREOF, ASK JEEVES, INC. and COMPAQ COMPUTER CORPORATION have duly executed this Agreement as of the Effective Date.

ASK JEEVES, INC.                        COMPAQ COMPUTER CORPORATION

By: /s/  R. W. Wrubel                   By:   /s/  Kenny Kurtzman
   --------------------------------        -------------------------------------
    Robert W Wrubel, President

                                        Printed/Typed Name:  Kenny Kurtzman
                                                           ---------------------

Title:   President                      Title:  V.P. and General Manager Compaq
      -----------------------------           ----------------------------------


[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                          8.

                                     EXHIBIT A1

                                        [*]





[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                          9.

                                      EXHIBIT A2

                                         [*]





[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                         10.

                                      EXHIBIT A3

                                         [*]





[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                         11.

                                      EXHIBIT B

                                         [*]





[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                         12.

                                      EXHIBIT C

                                         [*]





[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                         13.

                                      EXHIBIT D
                                  ASK JEEVES-COMPAQ
                             COMPAQ TRAVEL GUIDELINES FOR
                             CONTRACTORS AND CONSULTANTS
                                    4/98 revision

                                         [*]





[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                         14.

                                      EXHIBIT E

                             TECHNICAL SUPPORT GUIDELINES

                                         [*]





[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                         15.

                                      EXHIBIT F

                           MUTUAL NON-DISCLOSURE AGREEMENT

                                         [*]





[*] = Certain Confidential information contained in this document, marked by Brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                         16.